Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 1998 except as to Note 8, which is as of August 19, 1998, appearing on page 33 of IGI Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 8, 1998



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



                                    IGI, Inc.

                           Wheat Road & Lincoln Avenue
                             Buena, New Jersey 08310

                                 October 9, 1998

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


     Re:  IGI, Inc. Registration Statement on Form S-8


Ladies and Gentlemen:

     Transmitted herewith through the EDGAR system is a Registration Statement on Form S-8 of IGI, Inc. (the "Company") relating to the registration of 500,000 shares of the Company's Common Stock, $.01 par value, issuable under the IGI, Inc. 1991 Stock Option Plan.

     In accordance with the requirements of Regulation S-T and the EDGAR System, a wire transfer in the amount of $276.57 in payment of the filing fee has previously been sent to the Commission's lockbox depository at Mellon Bank.

     Thank you for your attention to this matter.





                                          Very truly yours,


                                          /s/ Rutledge A. Simmons
                                          -------------------------------
                                          Rutledge A. Simmons




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